UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

  CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 12, 2010

GENESIS SOLAR CORPORATION
(Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

4600 South Ulster Street, Suite 800
Denver, CO 80237
Address of principal executive offices

303-221-3680
Telephone number, including
Area code

___________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement

    On May 12, 2010 Genesis Solar Corporation (the “Company”) entered into an Amended and Restated Stock Purchase Agreement (the “Restated Agreement”) with Genesis Energy Investment Plc. (“GEI Plc”).  The Restated Agreement restates and further amends the Stock Purchase Agreement (the “Original Agreement”) between the Company and GEI Plc which was dated July 24, 2009, and amended November 24, 2009 and again January 19, 2010.  The Original Agreement as well as each of the previous amendments, and the status of the contemplated transaction between the Company and GEI Plc, have been described in numerous reports filed by the Company with the Securities and Exchange Commission starting with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and the closings for the transactions contemplated in the Original Agreement and the subsequent amendments have been amended a number of times due to new and different corporate strategy of GEI Plc, financing issues, and on going due diligence.

GEI Plc is a Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange.  The Restated Agreement provides the terms upon which the Company can acquire GEI Plc’s entire interest in Genesis Solar España, S.L. (“GSE”), Genesis Solar Singapore Pte. Ltd. (“GSS”), Genesis Solar Hungary Kft (“GSH”), as well as certain GEI Plc “know-how.” Collectively GSE, GSS and GSH are referred to in this report as the “Acquired Companies.”

Although the Restated Agreement imposes certain obligations on the parties, and contemplates the parties taking certain actions prior to and after the initial and ultimate closing, as further described in this report, the closing of the transaction remains subject to a number of conditions precedent (including adequate financing for the Company to allow it to complete its due diligence and to perform its other obligations) and the Company cannot offer any assurance that the transactions will be completed.

Among the terms of transaction amended by the Restated Agreement are with respect to:

▪	The form, allocation, and amount of consideration to be paid to GEI Plc;

▪
The termination of the option agreement with respect to the GSH equity interest dated November 24, 2009, as that equity interest is to be acquired by the Company at the ultimate closing of the transaction described in the Restated Agreement.

▪
The initial closing of the transaction is to be into escrow with the transaction to ultimately be completed upon the release of the consideration and various other instruments and documents from escrow; and

▪	The termination provisions, as the Restated Agreement provides that parties may terminate the agreement if certain events have not occurred, or obligations not met, by defined dates.

The material terms of the Restated Agreement are further described below.

Acquisition of Equity Interests

As set forth in the Restated Agreement, the Company has agreed to purchase GEI Plc’s entire equity interest it now owns, or will own, at the closing of the transaction in the following three entities:

▪
GSE, a Spanish entity that is in the process of planning, financing and building a plant in Spain to manufacture hi-tech solar panels using thin film technology which has acquired real estate and is substantially advanced in the permitting process for the manufacturing plant to be located near Cádiz, Spain;

▪	GSS, a corporation formed under the laws of Singapore; and

▪	GSH, a corporation formed under the laws of Hungary.

GEI Plc owns, or will own, at the closing of the transaction, 100% of the equity interest in GSE, GSS and GSH (that are not otherwise owned by the Company).  Previously, the parties had agreed that the Company would acquire GEI Plc’s interest in GSE and GSS and had an option to acquire the GSH interest.  However, that option agreement was terminated by the Restated Agreement and the Company now intends to acquire that interest pursuant to the Restated Agreement (although the Company has the ability to assign the right to acquire any or all of the subsidiaries to Genesis Capital Management, Ltd., a related party described in more detail below).

                At the closing of the Restated Agreement, the Company will also acquire GEI Plc’s “know-how” that is associated with or useful for the design, construction, operation, and maintenance of a plant for the manufacture of solar panels using thin film technology and other photovoltaic products (the “Know-How”).

Consideration

The Restated Agreement provides that the Company will issue a minimum of 9,336,493 and a maximum of 14,146,093 shares of its common stock to GEI Plc in consideration for the equity interests in the Acquired Companies and the Know-How.  No shares of Company preferred stock will be issued to GEI Plc as consideration for any of the interests and assets being acquired.  Based on the minimum number of shares being issued the parties have agreed to allocate the shares issued in consideration for the various equity interests and assets as follows:

▪	A minimum of 8,950,000 shares of Company common stock will be issued for the GSE equity interest;

▪	25,000 shares of Company common stock will be issued for the GSS equity interest;

▪	25,000 shares of Company common stock will be issued for the GSH equity interest; and

▪	336,493 shares of Company common stock will be issued for the Know-How.

GEI Plc may be entitled to up to an additional 4,809,600 shares of Company common stock for the GSE equity interest.  The actual number of these shares to which GEI Plc will be entitled to receive will be determined by the amount of “Seller Invested Funds” – being assets and or funds invested by GEI Plc into GSE and either available to GSE for use following the closing, or used by GSE prior to the closing where the Company has approved such use.  The amount of Seller Invested Funds will be determined by audit.  GEI Plc will be entitled to receive one thousand shares of Company common stock for each €1,871.26 of Seller Invested Funds.

As of the date of this report, no shares of Company common stock have been issued to effect the transaction and no shares are expected to be issued until the initial closing.

Initial Closing; Escrow Agreement

The Restated Agreement provides that the initial closing of the transaction will be into escrow (the “Initial Closing”), and at that time the parties will deliver a third party escrow agent their closing deliverables, which will include certificates representing the shares of Company common stock to be issued for the Acquired Companies equity interests, the documents and instruments evidencing the equity interests in the Acquired Companies and those necessary to transfer ownership of such interests, and other instruments and documents.  The Restated Agreement provides that the Initial Closing will occur on May 25, 2010, or at such later time as the parties may agree, although the Restated Agreement may be terminated by either party if the Initial Close has not occurred by September 30, 2010.

Although the Initial Closing parties will be into escrow, the release of the consideration and each parties’ closing deliverables will remain subject to numerous conditions, thus the ultimate completion of the transaction will not take place until the escrow agent is instructed to release and deliver all of the closing deliverables to the respective parties (the “Final Closing”).  The Restated Agreement provides that the agreement may be terminated if the Final Closing has not occurred by December 31, 2010.

At the Initial Closing the Company will issue a total of 14,146,093 shares of its common stock (certain of which will be contingent shares as described above) to be held by the third party escrow agent.  However, while these shares are held in escrow GEI Plc will not have any economic or voting rights with respect to those shares unless and until they are released to GEI Plc from by the escrow agent.  The parties expect to enter into an escrow agreement at the Initial Closing that will instruct the escrow agent as to when, and under what conditions, it may deliver each of the closing deliverables to the parties.

Following the Initial Closing, the Company expects to receive a disclosure letter from GEI Plc (due not later than July 31, 2010), and to complete a significant due diligence investigation into the business, contracts, relationships, assets, financial condition, and other appropriate matters with respect to GSE, GSS, and GSH, and the know how.  This will result in a significant expenditure by the Company, and the Company is not able to commence this due diligence investigation in any depth without a significant amount of additional financing, the availability of which the Company can offer no assurance.

After the Initial Closing, the occurrence of the Final Closing will be subject to various conditions precedent, including the obligation that each party must make or confirm that various representations and warranties as of the date that the closing deliverables are released to the respective parties by the escrow agent.  Further, both the Company and Genesis Solar have agreed to certain covenants and obligations between the Initial Closing and the Final Closing.  As such, the ultimate completion of the transaction is subject to numbers conditions precedent and there can be no assurance GEI Plc and the Company will be able to complete the transaction as described in the Restated Agreement.

Conditions Precedent; Representations and Warranties

The Restated Agreement sets forth a number of conditions that, unless later waived or modified by the parties, must be met for each party to be obligated to close the transaction.  Among these conditions are that the total number of shares of Company common stock to be issued to GEI Plc at the initial closing date must represent at least 40% of the Company’s then outstanding common stock and voting power; and with respect to GSE, it must have entered into an amendment to agreements between GSE and certain Spanish development authorities that removes the ability of such agencies to retake certain real property that GSE acquired from such agencies to construct and operate solar energy production facilities.

As part of the Restated Agreement both GEI Plc and the Company made certain representations and warranties to each other.  Included in its representations and warranties Genesis made standard certain representations regarding certain issues and facts, such as its (and GSE’s, GSS’ and, GSH’s) operations, capital structure, intellectual property, assets, operations, and financial records.

Additionally, GEI Plc has agreed to provide a significant amount of disclosure to the Company regarding the Acquired Companies by July 31, 2010.  In addition, the Company expects to continue its due diligence investigation into the Acquired Companies, although the Company requires additional financing to be able to do so as intended.

In addition to delivering the equity interests in the Acquired Companies, as a condition to initial closing GEI Plc has agreed that it will execute certain other agreements, including an instrument to assign the Know-How and a release whereby, among other things, it would release any and all potential legal claims it then has against the Company

Termination

The Restated Agreement can be terminated by either party in certain situations, including if there is a material breach of the Restated Agreement, GEI Plc is unable to provide a disclosure to the Company in a form reasonably acceptable to the Company by July 31, 2010, or the transaction is not ultimately completed by December 31, 2010.  Additionally, each party can terminate the Restated Agreement if all conditions precedent to the transaction have not either been met or waived by the parties, or if those conditions become impossible to meet (including each party’s representations, warranties and covenants).

Related Party Transactions

GEI Plc is an affiliate of Genesis Capital Management Ltd (“GCM Ltd”) which, through its control of Genesis Investment Fund Ltd, is a significant Company shareholder.  GCM Ltd directly or indirectly holds and or controls greater than 50% of the Company’s outstanding common stock.  In addition, GCM Ltd owes certain funds to the Company.

The Escrow Agent is legal counsel to GEI Plc.

Other Provisions

        Among the other provisions in the Restated Agreement, subject to certain conditions, both the Company and GEI Plc have agreed to indemnify each other for certain damages that could arise from the Restated Agreement and the transaction contemplated thereby.

Further, the Restated Agreement contains other provisions that are commonly contained in agreements of this nature, such as confidentiality provisions and obligations on the parties to execute any other agreements or documents necessary to complete their obligations.

No Assurances as to Closing or Completion of the Transaction

As noted above the transaction contemplated by the Restated Agreement is subject to a number of conditions including the Company being able to complete its due diligence and legal compliance, both of which require that the Company obtain a significant amount of additional finance.  The Company and GEI Plc have been negotiating and working toward completing this transaction since at least April 2009 and originally estimated it would be completed during the spring of 2010.  However, due to various reasons including the change of business strategy of GEI Plc, the need to raise additional capital and the increase of capital of GSE by GEI Plc, the parties have previously had to postpone the potential closing of the transaction.  Although both the Company and GEI Plc believe that the transaction will ultimately be completed by December 31, 2010 as described in the Restated Agreement, there can be no assurance that further unexpected delays and issues will cause arise.

In addition, completion of the transaction is subject to satisfactory due diligence and each party meeting or waiving certain conditions precedent.   There can be no assurance that the Company will be able to meet the conditions precedent to its contemplated acquisition, or that if the Company does meet the conditions precedent that the Company will be able to complete the acquisition or the actions that the Restated Agreement, contemplates.  In addition, there are many other issues involved in the transaction, including coordinating international legal requirements, international operations, and the significant expense of international communications and travel.

Item 9.01 – Financial Statements and Exhibits

10.1	Amended and Restated Stock Purchase between Genesis Solar Corporation and Genesis Energy Investments Plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of May 2010.

                               Genesis Solar Corporation

                                                                           By:  /s/  David W. Brenman
                                  David W. Brenman, President